--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                            SCHEDULE 14A INFORMATION

                                Proxy Statement

       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)
                            ------------------------

    FILED BY THE REGISTRANT / /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
    CHECK THE APPROPRIATE BOX:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STEEL OF WEST VIRGINIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)
                               CPT HOLDINGS, INC.
                              J&L STRUCTURAL, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONTACT: William L. Remley
President & CEO
          CPT Holdings, Inc.
          (212) 391-1392

FOR IMMEDIATE RELEASE

                   CPT URGES SWVA STOCKHOLDERS TO ACT ON ISS
                                RECOMMENDATIONS

                 --ADVISORY FIRM RECOMMENDS THAT SWVA STOCKHOLDERS
                      VOTE AGAINST MANAGEMENT PROPOSALS--

NEW YORK, NEW YORK, MAY 1, 1997--CPT Holdings, Inc. ("CPT"), the parent of J&L Structural, Inc. ("J&L"), today announced that Institutional Shareholder Services (ISS), a widely respected stockholder advisory firm, has recommended to its subscribers that stockholders of Steel of West Virginia, Inc. (NASDAQ: SWVA) vote against three of SWVA's stockholder proposals. Specifically, ISS recommends that stockholders vote against an increase in authorized common stock, the authorization of "blank check" preferred stock, and the elimination of the right of stockholders to act by written consent.

In its report, ISS noted that these proposals can dilute the voting power and equity interest of common stockholders and disenfranchise stockholders by removing the right they currently enjoy to take action on company affairs themselves, through written consents.

William L. Remley, President and Chief Executive Officer of CPT, said, We are gratified that an organization as respected as ISS has spoken out against SWVA's proposals, and we urge SWVA shareholders to act on the ISS recommendations and vote against those proposals. We believe that SWVA's management is doing nothing more than trying to insulate themselves and prevent stockholders from deciding for themselves whether a sale of SWVA is in their best interest."

"SWVA's management likes to point to its `modernization program' as steps taken to improve the company. But, stockholders have seen no benefit thus far from a modernization program SWVA announced in 1993, and stockholders have no reason to believe that management's performance will be better in the future. As the ISS report noted, SWVA's stock `has been declining since 1993,' and our $9.00 per share proposal represented `a 38.5-percent premium' for SWVA shares."

"SWVA's management has nothing to lose and everything to gain from sitting down and talking with us. After all, we have made clear our willingness to negotiate all aspects of our proposal, including price. We hope they do talk with us, for the benefit of the company, its stockholders, employees and customers," said Mr. Remley.

ISS, based in Bethesda, Maryland, is a longstanding advisor on proxy contests, corporate governance and related issues to many major institutional stockholders.

J&L Structural, Inc., produces high quality, lightweight structural steel shapes (1-beams) for the manufactured housing, truck trailer component and highway safety systems industries and is a market leader in the Northeast, Southeast and Mid-Atlantic states. At its uniquely designed mill in Aliquippa, Pennsylvania, which includes a recently installed $10 million state-of-the-art walking beam reheat furnace, J&L has been an innovator in reducing the weight of its steel products without compromising their structural integrity. J&L Structural is a majority-owned subsidiary of CPT Holdings, Inc., a Mentmore Holdings Corporation affiliate.

Mentmore Holdings Corporation is a privately owned company which has completed acquisitions or significant equity investments in companies with total revenues in 1996 of more than $1 billion. Mentmore typically acquires companies involved in basic industrial businesses and manufacturing, such as steel production, metal fabrication, injection molded plastics, textiles, and machinery manufacturing for the packaging industry.

CPT and J&L intend to solicit proxies in connection with SWVA's Annual Meeting of Stockholders (a) in favor of the adoption of a non-binding resolution requesting that SWVA's Board enter good faith negotiations with qualified bidders for SWVA, including CPT, in an effort to negotiate the sale of SWVA and
(b) against the Board's proposals to amend SWVA's Certificate of Incorporation. The participants in this solicitation may include Mentmore, CPT and J&L. As of April 30, 1997, Mentmore and CPT are each record owners of 50 shares of SWVA common stock. The directors and executive officers of Mentmore and CPT may be deemed to beneficially own the shares of common stock owned by Mentmore and CPT. Other than as set forth herein, as of April 30, 1997, neither J&L, nor any of the directors and executive officers or Mentmore, CPT and J&L have any security holdings in SWVA.

Mentmore, CPT and J&L and their respective directors and executive officers have an interest in the adoption by stockholders of the non-binding resolution and the disapproval by stockholders of the SWVA Board's proposals to amend the SWVA Certificate of Incorporation, due to the fact that CPT and J&L have approached SWVA with a merger proposal and vote by the stockholders in this manner may encourage SWVA's Board to ascertain an offer from CPT and J&L. Except as disclosed above, to the knowledge of CPT and J&L, none of Mentmore, CPT and J&L and their respective directors and executive officers has any interest, direct or indirect, by security holdings or otherwise in SWVA.

CPT has not obtained permission from ISS for the use of the ISS report as proxy solicitation material, nor has it compensated ISS for the preparation, publication or use of any information contained in the ISS report.